UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2020 (May 28, 2020)

AG Mortgage Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange (NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange (NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange (NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Mortgage Loan Sale

As previously reported, AG Mortgage Investment Trust, Inc. (the “Company”) entered into a Bid Terms Acknowledgment Letter (the “Letter Agreement”) with an unaffiliated third party, evidencing the third party’s intent to purchase the pool of mortgage loans specified therein. The Letter Agreement provided that the purchase and sale of the loans were subject to the parties entering into a Mortgage Loan Purchase and Sale Agreement.

On May 28, 2020, the Company, as obligor, entered into a Mortgage Loan Purchase and Sale Agreement (the “MLPSA”) with Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as trustee for BCAT 2020-23TT (the “Seller”) and UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee for LVS Title Trust XIII (the “Purchaser”). The MLPSA provided for the sale by the Seller to the Purchaser of mortgage loans specified therein (the “Loans”) having an approximate unpaid principal balance of $465 million for net proceeds of approximately $383 million. The closing of the purchase and sale of the Loans occurred on May 28, 2020.

The net proceeds from the sale of the Loans pursuant to the MLPSA, were used to repay the Company’s indebtedness and associated payables secured by the Loans in the aggregate amount of approximately $383 million.

Third Forbearance Agreement

As previously reported, on April 27, 2020, the Company entered into a Second Forbearance Agreement dated April 27, 2020 (the “Second Forbearance Agreement”) pursuant to which each participating counterparty thereto agreed to continue to forbear from exercising any of its rights and remedies in respect of events of default and any and all other defaults under the applicable repurchase agreement with the Company until the earlier of (a) 4:30 p.m. Eastern Daylight Time on June 1, 2020, or (b) the occurrence and continuance of a Triggering Event (as defined). Upon expiration of the Second Forbearance Agreement on June 1, 2020, the Company entered into a Third Forbearance Agreement with the participating counterparties (the “Third Forbearance Agreement”) which extended the forbearance period from June 1, 2020 to the earlier of (i) 4:30 p.m. Eastern Daylight Time on June 15, 2020, or (ii) the occurrence and continuance of a Triggering Event (as defined). The other terms of the Second Forbearance Agreement were substantively unchanged in the Third Forbearance Agreement.

The foregoing descriptions of the MLPSA and the Third Forbearance Agreement are not complete and are qualified in their entireties by the text of each agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

Press Release

On June 1, 2020, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit 99.1 hereto is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Litigation Settlement

As previously reported, the Company received written notices from Royal Bank of Canada and one of its affiliates (“RBC”) alleging that events of default had occurred with respect to various financing agreements. The Company disputed RBC’s notices of events of default and filed a suit in federal district court in New York seeking both to enjoin RBC from selling the Company’s collateral securing the financing as well as damages. On May 28, 2020, the Company entered into a settlement agreement with RBC pursuant to which the Company agreed to dismiss its suit with prejudice and the Company and RBC mutually released each other from further claims pursuant to the financing agreement. As part of the settlement, the Company paid RBC $5.0 million in cash and issued to RBC a secured promissory note in the principal amount of $2.0 million (the “Note”).

The principal amount of the Note is due on July 27, 2020 and accrues interest on the unpaid principal balance at 6.0% per annum. The Company’s obligations under the Note are secured by a lien on all of the assets of the Company granted pursuant to a Security Agreement (the “RBC Security Agreement”) dated May 28, 2020 between the Company and RBC. Pursuant to the RBC Security Agreement, the Company’s obligations with respect to the Note and the lien held by RBC for the security of the performance of the Company’s obligations under the Note, are subordinate to the Company’s obligations to the Participating Counterparties (as defined in the Third Forbearance Agreement) and to the lien held by the Collateral Agent (as defined) pursuant to an Intercreditor and Subordination Agreement by and among the Company, RBC and the Collateral Agent (the “RBC Intercreditor and Subordination Agreement”).

AG REIT Management, LLC, the Company’s external manager (the “Manager”), simultaneously entered into a separate intercreditor and subordination agreement with RBC (the “Manager Intercreditor and Subordination Agreement”) subordinating the payment of the Company’s previously issued $20 million secured promissory note payable to the Manager to the Note payable to RBC, with the effect that the Company’s obligations to the Participating Counterparties has first priority with respect to the Company’s assets, the Note payable to RBC is second in priority and the note payable to the Manager is third in priority.

As part of the settlement arrangement between the Company and RBC, and to reflect the terms described above, the Company issued to the Manager an Amended and Restated Secured Promissory Note dated May 28, 2020 in the principal amount of $20 million (the “Amended and Restated Manager Note”), and the Company and the Manager entered into an Amended and Restated Security Agreement dated May 28, 2020 (the “Amended and Restated Manager Security Agreement”).

The foregoing descriptions of the Note, the RBC Security Agreement, the RBC Intercreditor and Subordination Agreement, the Amended and Restated Manager Note, the Amended and Restated Manager Security Agreement and the Manager Intercreditor and Subordination Agreement are not complete and are qualified in their entireties by the text of each instrument, which are attached as Exhibits 99.2, 99.3, 99.4, 99.5, 99.6, and 99.7 to this Current Report on Form 8-K, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Mortgage Loan Purchase and Sale Agreement dated as of May 28, 2020 among UMB Bank, National Association, as legal title trustee for LVS Title Trust XIII, as purchaser, Wilmington Savings Fund Society, FSB, as trustee, BCAT 2020-23TT, as seller, and AG Mortgage Investment Trust, Inc., as obligor

10.2	Third Forbearance Agreement dated June 1, 2020, by and among AG Mortgage Investment Trust, Inc. and certain of its affiliates and the Participating Counterparties listed on Schedule 1 thereto

99.1	Press Release, dated June 1, 2020

99.2	Secured Promissory Note, dated May 28, 2020 from AG Mortgage Investment Trust, Inc. payable to Royal Bank of Canada

99.3	Subordinated Security Agreement, dated May 28, 2020 by and among AG Mortgage Investment Trust, Inc. and certain of its affiliates and Royal Bank of Canada

99.4
Intercreditor and Subordination Agreement, dated May 28, 2020 by and among Wilmington Trust, National Association, as Collateral Agent, Royal Bank of Canada, AG REIT Management, LLC and AG Mortgage Investment Trust, Inc.

99.5	Amended and Restated Secured Promissory Note, dated May 28, 2020 from AG Mortgage Investment Trust, Inc. payable to AG REIT Management, LLC

99.6	Amended and Restated Security Agreement, dated May 28, 2020 by and among AG Mortgage Investment Trust, Inc. and certain of its affiliates and AG REIT Management, LLC

99.7	Intercreditor and Subordination Agreement, dated May 28, 2020 among Royal Bank of Canada, AG REIT Management, LLC and AG Mortgage Investment Trust, Inc.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to the sale of certain of the Company’s assets, the Company’s outstanding indebtedness and investment portfolio, certain additional financial metrics, and the Company’s entry into certain agreements, among others. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors and the impact of the COVID-19 pandemic on these factors, including, without limitation, changes in interest rates, changes in default rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS and CMBS securities, Excess MSRs and loans, our ability to predict and control costs, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, conditions in the real estate market, legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities in response to the economic effects of the COVID-19 pandemic, our negotiations with our repurchase financing counterparties and AG REIT Management, LLC, our ability to negotiate, to the extent necessary, further extensions of the forbearance period with the participating counterparties and to enter into settlements with the non-participating counterparties and the impact of the changes described in this Current Report on our ability to accurately estimate our investment portfolio and book value per share as of April 30, 2020. Additional information concerning these and other risk factors are contained in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company undertakes no duty to update any forward-looking statements in this Current Report on Form 8-K to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ RAUL E. MORENO
Name: Raul E. Moreno
Title: General Counsel and Secretary